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NEWS

                                                           FOR IMMEDIATE RELEASE

CNA NAMES HENGESBAUGH CHIEF OPERATING OFFICER

Taylor To Head CNA  Specialty  Operations  And Wilson To Head CNA Financial
Insurance

(Chicago) Feb. 4, 1998 -- CNA Chairman and Chief Executive Officer Dennis Chookaszian today announced the appointment of Bernard "Bernie" Hengesbaugh to the newly created position of executive vice president and chief operating officer for the Chicago-based insurance organization.

Hengesbaugh will have responsibility for overall operating performance of the company's eight operating departments and 30 strategic business units.

"For more than 100 years, CNA has been built on financial strength, stability, and commitment," said Chookaszian. "While our current operating results have been good and on par with the industry, as we begin our second century we are committed to taking the steps necessary to become a world-class organization at all levels. The creation of this new position is a key initiative in our overall strategy."

Hengesbaugh has been president and chief operating officer for CNA's Specialty Operations Department since 1990. In that position, he has overseen seven major businesses at CNA including CNA HealthPro, CNA Financial Insurance, CNA Pro (professional liability), CNA E&S (excess & select), CNA Agriculture, Entertainment Coalition and Hedge Financial Products.

"I will work daily with the department heads and the business units to ensure that we sharpen our focus on strategic issues, meet our goals, improve our market position, and enhance shareholder value," said Hengesbaugh.

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Replacing  Hengesbaugh  as  president  and  chief  operating  officer  of  CNA's
Specialty Operations Department is Thomas Taylor. He has served as president of CNA Financial Insurance since 1992.

Peter Wilson, senior vice president of corporate governance for CNA Financial Insurance since 1992, has been named to replace Taylor as president and chief operating officer for that business.

Hengesbaugh joined CNA in 1980 as vice president of the Corporate Accounting Division in the Financial Services Department. and was named vice president and controller, Field Operations Department, in 1984. During that time, his field responsibilities were expanded to include the individual life and personal lines processing centers and individual health operations.

Prior to joining CNA, he was a partner with Deloitte & Touche (formerly Touche Ross & Co.). Hengesbaugh is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. He is also a member of the board of directors of the Joint Commission on Accreditation of Healthcare Organizations.

He earned a master's degree in business administration from Indiana University and a bachelor of science degree from St. Joseph's College.

Taylor joined CNA in 1992 as president of the Financial Insurance Division. Before joining CNA, he held positions in actuarial, claims, underwriting and reinsurance management with Chubb, AIG and USAA. He received a bachelor's degree in economics from Texas A&M University.

Prior to joining CNA, Wilson was with the American International Group for 10 years, managing its commercial D&O portfolio. He received a bachelor's degree in economics from Syracuse University.

CNA is one of the world's premier insurance organizations, ranking among the top 10 U.S. insurance groups. Since 1897, CNA has built on a foundation of financial strength, stability and commitment to customers and business partners.

CNA is a registered service mark name of CNA Financial Corporation.
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